Exhibit 3.303

STATE OF FLORIDA

ARTICLES OF ORGANIZATION

OF

HILTON OCCC MEZZ LENDER, LLC

(a Florida limited liability company)

These Articles of Organization of HILTON OCCC MEZZ LENDER, LLC, a Florida limited liability company (the “Company”), dated as of April 2, 2007, are being duly executed and filed by Matthew C. Sperry, who is authorized to form a limited liability company under the Florida Limited Liability Company Act (Chapter 608 of Florida Statutes).

ARTICLE I - Name:	The name of the limited liability company is:

HILTON OCC MEZZ LENDER, LLC

ARTICLE II - Address:	The principal address and mailing address of the Company is: 9336 Civic

Center Drive, Beverly Hills, California 90210.

ARTICLE III - Registered Agent, Registered Office and Registered Agent’s Signature:

The Registered Agent and Registered Office for service of process is as follows:

Name:	Corporation Service Company
Address:	1201 Hays Street

Tallahassee, Florida 32301

Having been named to accept service of process for the Company named above, at the place designated in this certificate, I agree to act in that capacity and to comply with the provisions of the Florida Limited Liability Company Act and all other applicable laws, relative to the proper and complete performance of my duties as registered agent.

CORPORATION SERVICE COMPANY

By:	/s/ Canna L Dunlap
Name:	Canna L Dunlap
Title:	Asst. Vice President

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the date first above written.

/s/ Matthew C. Sperry
Matthew C. Sperry, Authorized Representative

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

HILTON OCCC MEZZ LENDER, LLC

a Florida limited liability company

Document Number L07000035097

FIRST: The Articles of Organization were filed on April 2, 2007 and assigned document number L07000035097.

SECOND: The following amendment to the Articles of Organization was adopted by the limited liability company:

Article I is deleted in its entirety and replaced with the following:

“ARTICLE I – Name:

The name of the limited liability company is:

HILTON-OCCC MEZZ LENDER, LLC

Dated: April 3, 2007

/s/ Matthew C. Sperry

Matthew C. Sperry

Authorized Representative